   As filed with the Securities and Exchange Commission on June 28, 2001
                                                       Registration No. 333-
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                         Copper Mountain Networks, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                          33-0702004
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             1850 Embarcadero Way
                         Palo Alto, California  94303
                                (650) 687-3300
                   (Address of principal executive offices)
                                _______________

                    1996 Equity Incentive Plan, As Amended
                           (Full title of the plan)
                                _______________

                              Richard S. Gilbert
                     President and Chief Executive Officer
                        Copper Mountain Networks, Inc.
                             1850 Embarcadero Way
                         Palo Alto, California  94303
                                (650) 687-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________

                                  Copies to:

                            Lance W. Bridges, Esq.
                              Cooley Godward LLP
                       4365 Executive Drive, Suite 1100
                              San Diego, CA 92121
                                (858) 550-6000
                                _______________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                             Proposed Maximum        Proposed Maximum
  Title of Securities                                            Offering               Aggregate            Amount of
   to be Registered        Amount to be Registered (1)      Price per Share (2)     Offering Price (2)    Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value         2,501,612 shares              $2.79 - $4.21          $7,605,128.89          $1,901.28
    $.001  per share
===============================================================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock which shall become issuable under the Registrant's 1996 Equity Incentive Plan, as amended (the "1996 Equity Incentive Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1996 Equity Incentive Plan, and (b) the average of the high and low sales prices of Registrant's Common Stock on June 21, 2001, as reported on the Nasdaq National Market, for shares issuable under the Registrant's 1996 Equity Incentive Plan. The following chart shows the calculation of the registration fee.

===============================================================================================================================
              Type of Shares                    Number of Shares       Offering Price Per Share    Aggregate Offering Price
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock issuable pursuant to                32,500                           $2.79                $   90,675.00
    outstanding options under the 1996
           Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock issuable pursuant to               629,119                           $3.19                $2,006,889.61
    outstanding options under the 1996
           Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock issuable pursuant to                28,500                           $3.52                $  100,320.00
    outstanding options under the 1996
           Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock issuable pursuant to                42,500                           $3.73                $  158,525.00
    outstanding options under the 1996
           Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock issuable pursuant to                10,000                           $4.21                $   42,100.00
    outstanding options under the 1996
           Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------------
   Common Stock issuable under the 1996            1,758,993                           $2.96                $5,206,619.28
           Equity Incentive Plan
===============================================================================================================================

The 2,501,612 shares of Common Stock being registered hereunder became subject to the 1996 Equity Incentive Plan in May 2001 pursuant to an automatic adjustment provision contained within the 1996 Equity Incentive Plan which increases the number of shares subject to the 1996 Equity Incentive Plan on an annual basis.

The Registrant, by means of the 1996 Equity Incentive Plan, seeks to retain the services of the group of persons eligible to receive these options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Registrant and its affiliates.

                                    PART II

Item 3. Incorporation of Documents by Reference

       The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

       (a) The Registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

       (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

       (c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4. Description of Securities

       Not applicable.

Item 5. Interests of Named Experts and Counsel

       Not applicable.

Item 6. Indemnification of Directors and Officers

       Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

       The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

       The Registrant has entered into indemnity agreements with each of its directors and certain executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

       The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7. Exemption from Registration Claimed

       Not applicable.


Item 8. Exhibits

Exhibit
Number

       5.1  Opinion of Cooley Godward LLP

      23.1  Consent of Ernst & Young LLP, Independent Auditors

      23.2  Consent of Cooley Godward LLP is contained in Exhibit 5.1.

      24.1  Power of Attorney is contained on the signature pages.

  *   99.1  1996 Equity Incentive Plan, as amended

 **   99.2  Form of Stock Option Agreement used in connection with the 1996
            Equity Incentive Plan, as amended

* Filed as an exhibit to the Definitive Proxy Statement originally filed on April 10, 2000, as amended through the date hereof, and incorporated herein by reference.

**     Filed as an exhibit to the Registration Statement on Form S-1 originally filed on March 1, 1999, as amended through the date hereof, and incorporated herein by reference.

Item 9. Undertakings

1.     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California on June 25, 2001.

                                   Copper Mountain Networks, Inc.

                                   By:   /s/ Michael O. Staiger
                                         ---------------------------------------
                                   Title: Chief Financial Officer and Secretary



                               POWER OF ATTORNEY

       Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Richard S. Gilbert and Michael O. Staiger and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                          Title                                  Date
      /s/ Richard S. Gilbert                     President, Chief Executive Officer and              June 25, 2001
------------------------------------------       Chairman of the Board (Principal
          Richard S. Gilbert                     Executive Officer)

      /s/ Michael O. Staiger                     Chief Financial Officer, and Secretary              June 25, 2001
------------------------------------------       (Principal Financial and Accounting
          Michael O. Staiger                     Officer)

       /s/ Joseph D. Markee                      Director                                            June 25, 2001
------------------------------------------
           Joseph D. Markee

       /s/ Robert L. Bailey                      Director                                            June 25, 2001
------------------------------------------
           Robert L. Bailey

          /s/ Tench Coxe                         Director                                            June 25, 2001
------------------------------------------
              Tench Coxe

         /s/ Roger Evans                         Director                                            June 25, 2001
------------------------------------------
             Roger Evans

      /s/ Raymond V. Thomas                      Director                                            June 25, 2001
------------------------------------------
          Raymond V. Thomas

     /s/ Andrew W. Verhalen                      Director                                            June 25, 2001
------------------------------------------
         Andrew W. Verhalen

       /s/ Joseph R. Zell                        Director                                            June 25, 2001
------------------------------------------
           Joseph R. Zell


                                 EXHIBIT INDEX

  Exhibit                                                                                        Sequential Page
   Number                                       Description                                          Numbers
      5.1      Opinion of Cooley Godward LLP

     23.1      Consent of Ernst & Young LLP, Independent Auditors

     23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1.

     24.1      Power of Attorney is contained on the signature pages.

  *  99.1      1996 Equity Incentive Plan, as amended

  ** 99.2      Form of Stock Option Agreement used in connection with the 1996 Equity
               Incentive Plan, as amended

________________________________________________________________________________

* Filed as an exhibit to the Definitive Proxy Statement originally filed on April 10, 2000, as amended through the date hereof, and incorporated herein by reference.

** Filed as an exhibit to the Registration Statement on Form S-1 originally filed on March 1, 1999, as amended through the date hereof, and incorporated herein by reference.